UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 16, 1998
               --------------------------------------------------
                Date of Report (Date of earliest event reported)



                          FIELDS AIRCRAFT SPARES, INC.
            -------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




             Utah                     0-27100                  95-4218263
       ---------------       ------------------------        ---------------
       (State or other       (Commission File Number)         (IRS Employer
       jurisdiction of                                       Identification
        Incorporation)                                            No.)

                               2251-A Ward Avenue
                              Simi Valley, CA 93005
                   -----------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (805) 583-0080
                -------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.           Acquisition or Disposition of Assets

         On January 16, 1998, pursuant to a Stock Purchase Agreement dated as of January 2, 1998 by and among Fields Aircraft Spares, Inc. (the "Company"), as Buyer, and the stockholders (the "Sellers") of Flightways Manufacturing, Inc. (Flightways"), the Company consummated the purchase of substantially all of the outstanding common stock, no par value (the "Shares"), of Flightways.

         Flightways was not affiliated with the Company. Flightways is based in Van Nuys, California and manufactures and repairs high quality plastic replacement components for commercial aircraft seats and interiors. Seating components include foodtrays, latches, shrouds, panel armcaps, bumper strips and escutcheons. Other components are used in aircraft lavatories, galleys, cockpits, windows, overhead units and a variety of other subassemblies. Through its repair station (FAA Repair Station No. UFWR486L), Flightways overhauls and repairs seats, seating components, carts and modules.

         The customers of Flightways include U.S. domestic airlines as well as an increasing number of international carriers. The Company intends to initially operate Flightways out of its Van Nuys, California office. The Company eventually intends to consolidate its corporate headquarters, along with all of the Flightways operations, into a larger facility. The Company will deliver the products and services of Flightways through the Company's distribution system.

         The Company purchased over 99% of the issued and outstanding shares of Flightways for approximately $2.9 million in cash and, in addition, the Company retired approximately $1.1 million in Flightways debt by refinancing such debt through the Company's existing credit facility with NationsCredit Commercial Funding. In determining the amount of consideration to be paid for Flightways, the Company considered, among other factors, the historical level of sales and profitability of Flightways, its past rate of growth, 1998 financial projections for Flightways and the potential synergies that might be obtained by combining the two businesses, and similar factors. The acquisition of Flightways will be accounted for as a purchase.

         The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as an exhibit herewith.

         Funds for the acquisition were provided by the Company's line of credit with NationsCredit Commercial Funding.

         Statements in this Current Report that relate to future plans, financial results or projections, events or performance, including statements with respect to future business potential, future sales and future earnings, and the effects of the acquisition are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the

Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. Actual results may differ from such forward-looking statements as a result of a number of factors, including but not limited to the successful integration of Flightways into the Company's current operations, the ability to successfully combine the businesses, competitive factors and pricing pressures, ability to obtain necessary capital or financing, the price and availability of aircraft parts and other materials, successful execution of the Company's expansion plans, failure to maintain existing customer or vendor relationships, shifts in market demand, general economic conditions and other risks and uncertainties.

Item 7.           Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired. The Company will file, in the time period required by applicable regulations, pro forma financial information regarding the Company and the acquired business and historical financial information for the acquired business.

         (c)      Exhibits.

                  2.1 Stock Purchase Agreement by and among Fields Aircraft Spares, Inc., as Buyer, and each of the individuals listed on Exhibit "A", as Sellers, dated as of January 2, 1998. Pursuant to Item 601(b)(2) of Regulation S-B, the Exhibits referred to in the Agreement are omitted. The Company agrees to furnish supplementally a copy of any such Exhibit to the Commission upon request.

                  10.1 Covenant Not to Compete, dated as of January 2, 1998, by and among Fields Aircraft Spares, Inc., Flightways Manufacturing, Inc. and Yung Ford.

                  10.2 Covenant Not to Compete, dated as of January 2, 1998, by and among Fields Aircraft Spares, Inc., Flightways Manufacturing, Inc. and Frank Scalise.

                  10.3 Covenant Not to Compete, dated as of January 2, 1998, by and among Fields Aircraft Spares, Inc., Flightways Manufacturing, Inc. and Christian J. Luhnow.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FIELDS AIRCRAFT SPARES, INC.



Date:  January 30, 1998                         By    /S/ Alan M. Fields
                                                     --------------------
                                                      Alan M. Fields, President